Page 13 of 13 Pages


                             EXHIBIT

The undersigned agree to file a single statement on Schedule 13D pursuant to Rule 13D-1(f)(1) of the Securities Exchange Act of 1934.

Dated: January 31, 1996


                             GOULD INVESTORS L.P.
                         By Georgetown Partners, Inc. G.P.


                          By s/ Simeon Brinberg, Vice President




                            ONE LIBERTY PROPERTIES, INC.


                          By s/ Matthew Gould, President



                             s/
                            Fredric H. Gould


                             s/
                            Marshall Rose